Exhibit 12(b)
We, Amy L. Thornton, President, and Carole M. Laible, Treasurer, of Domini Advisor Trust, certify that:
1.	This report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Domini Advisor Trust.
Date: October 8, 2008

/s/ Amy L. Thornton
President (Chief Executive Officer)
Domini Advisor Trust

Date: October 8, 2008

/s/ Carole M. Laible
Treasurer (Chief Financial Officer)
Domini Advisor Trust